As filed with the Securities and Exchange Commission on June 3, 1998.

                                                      Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


Incorporated            MERITAGE HOSPITALITY GROUP INC.        I.R.S. Employer
Under the Laws          40 PEARL STREET, N.W., SUITE 900      Identification No.
of Michigan               GRAND RAPIDS, MICHIGAN 49503            38-2730460


                         MERITAGE HOSPITALITY GROUP INC.
                      1996 MANAGEMENT EQUITY INCENTIVE PLAN

                         MERITAGE HOSPITALITY GROUP INC.
                        1996 DIRECTORS' SHARE OPTION PLAN

                         MERITAGE HOSPITALITY GROUP INC.
                          DIRECTORS' COMPENSATION PLAN

                         MERITAGE HOSPITALITY GROUP INC.
                          EMPLOYEE SHARE PURCHASE PLAN

                              Gary P. Kreider, Esq.
                       Keating, Muething & Klekamp, P.L.L.
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-6411
--------------------------------------------------------------------------------
                         (Agent for Service of Process)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     Proposed        Proposed
                                     Maximum         Maximum
     Title of          Amount        Offering        Aggregate       Amount of
    Securities          To Be         Price         Offering      Registration
 To Be Registered   Registered(1)  Per Share(2)      Price(2)         Fee(3)
--------------------------------------------------------------------------------
Common Stock,          485,000        $1.08        $523,800.00       $155.00
par value              Shares
$0.01 per share
--------------------------------------------------------------------------------

(1)This Registration Statement is filed for up to an additional (a) 425,000 shares of Common Stock issuable pursuant to the Meritage Hospitality Group Inc. 1996 Management Equity Incentive Plan (the "Management Equity Incentive Plan"); (b) 60,000 shares of Common Stock issuable pursuant to the Meritage Hospitality Group Inc. 1996 Directors' Share Option Plan (the "Directors' Share Option Plan"); (c) 0 shares of Common Stock issuable pursuant to the Meritage Hospitality Group Inc. Directors' Compensation Plan (the "Directors' Compensation Plan"); and (d) 0 shares of Common Stock issuable pursuant to the Meritage Hospitality Group Inc. Employee Share Purchase Plan (the
   "Employee Share Purchase Plan") (the Management Equity Incentive Plan, Directors' Share Option Plan, Directors' Compensation Plan and Employee Share Purchase Plan, individually the "Plan" and collectively the "Plans").

(2)Estimated solely for purposes of calculating the registration fee.

(3)Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock quoted on The NASDAQ Interdealer Quotation System on May 28, 1998 of $1.08 per share.

The contents of Registration No. 333-06657, as filed with the Commission on June 24, 1996, are incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Rapids, Michigan, on June 2, 1998.

                                       MERITAGE HOSPITALITY GROUP INC.



                                       By:/s/Christopher B. Hewett
                                          --------------------------------------
                                           Christopher B. Hewett
                                           President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names are marked with an asterisk (*) below hereby designate Christopher B. Hewett or James R. Saalfeld as Attorney-in-Fact to sign all amendments, including any post-effective amendments, to this Registration Statement.


        Signature                         Capacity                      Date
        ---------                         --------                      ----


*/s/Robert E. Schermer
--------------------------       Chairman of the Board              June 2, 1998
Robert E. Schermer, Sr.          of Directors


*/s/Christopher B. Hewett
--------------------------       President, Chief Executive         June 2, 1998
Christopher B. Hewett            Officer and Director
                                 (Principal Executive Officer)


*/s/Robert E. Schermer
--------------------------       Executive Vice President,          June 2, 1998
Robert E. Schermer, Jr.          Treasurer and Director
                                 (Principal Financial Officer)

*
--------------------------       Director                          June __, 1998
Joseph L. Maggini

        Signature                         Capacity                      Date
        ---------                         --------                      ----



*
--------------------------       Director                          June __, 1998
Jerry L. Ruyan


                                  EXHIBIT INDEX

Exhibit
  No.                 Description                                Page
-------  ----------------------------------------------    ---------------------

   5     Opinion of Keating, Muething & Klekamp, P.L.L.    Filed herewith
 10.1    1996 Management Equity Incentive Plan                        *
 10.2    1996 Directors' Share Option Plan                            *
 10.3    Directors' Compensation Plan                                 *
 10.4    Employee Share Purchase Plan                                 *
 23.1    Consent of Grant Thornton LLP                     Filed herewith
 23.2    Consent of Keating, Muething & Klekamp, P.L.L.    Included in Exhibit 5
  24     Power of Attorney (included on signature page)    Filed herewith


*Incorporated by reference to the Registrant's  definitive proxy statement dated
 April 19, 1996 as filed with the Commission.